Rule 424(b)(3)
                                                      Registration No. 333-98255

                         THE PEP BOYS--MANNY, MOE & JACK

               PROSPECTUS SUPPLEMENT NO. 1 DATED JANUARY 27, 2003
                      TO PROSPECTUS DATED JANUARY 10, 2003

     The information for each of the selling security holders set forth below in the Selling Security Holders table on pages 14 - 18 of the Prospectus is hereby amended and restated as follows:

                                                                   NUMBER OF
                                      PRINCIPAL                    SHARES OF
                                      AMOUNT OF                    COMMON          NUMBER OF
                                      NOTES          PRINCIPAL     STOCK           SHARES OF
                                      BENEFICIALLY   AMOUNT OF     BENEFICIALLY    COMMON
                                      OWNED          NOTES THAT    OWNED           STOCK THAT
                                      BEFORE         MAY BE        BEFORE          MAY BE
NAME                                  OFFERING       SOLD          OFFERING        SOLD
------------------------------------ -------------- ------------- --------------- ------------
Advent Convertible Master Cayman
  Fund L.P........................    10,037,000     10,037,000        --           448,135

Alpha U.S. Sub Fund 4, LLC........       688,000        688,000        --            30,718

HFR Convertible Arbitrage Account.       818,000        818,000        --            36,522

------------------------------------ -------------- ------------- --------------- ------------